                                                                    Exhibit 4.17

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                           NATIONAL RECORD MART, INC.

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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                             Dated: November 1, 1999


                                   $35,000,000




================================================================================

                            FLEET CAPITAL CORPORATION

================================================================================

                                TABLE OF CONTENTS


SECTION  1.     GENERAL DEFINITIONS.............................................  1

         1.1.   Defined Terms...................................................  1
         1.2.   Accounting Terms................................................ 12
         1.3.   Other Terms..................................................... 12
         1.4.   Certain Matters of Construction................................. 12

SECTION  2.     CREDIT FACILITY................................................. 13

         2.1.   Revolving Credit Loans.......................................... 13
         2.2.   Manner of Borrowing Revolving Credit Loans...................... 13
         2.3.   Eurodollar Loans................................................ 14
         2.4.   All Loans to Constitute One Obligation.......................... 15
         2.5.   Loan Account.................................................... 16

SECTION  3.     INTEREST, FEES, TERM AND REPAYMENT.............................. 16

         3.1.   Interest, Fees and Charges...................................... 16
                (A)      Interest............................................... 16
                (B)      Default Rate of Interest............................... 16
                (C)      Unused Facility Fee.................................... 16
                (D)      Collateral Monitoring Fee.............................. 16
                (E)      Closing Fee............................................ 16
                (F)      Intentionally Omitted.................................. 17
                (G)      Capital Adequacy Charge................................ 17
                (H)      No Impact of Usury Laws; Limitation on Interest........ 17
                (I)      Examination and Inspection............................. 17
         3.2.   Term of Agreement............................................... 17
         3.3.   Termination..................................................... 18
         3.4.   Payments........................................................ 18
         3.5.   Application of Payments and Collections......................... 19
         3.6.   Statements of Account........................................... 20

SECTION  4.     COLLATERAL:  GENERAL TERMS...................................... 20

         4.1.   Security Interest in Collateral................................. 20
         4.2.   Lien on Real Property........................................... 20
         4.3.   Representations, Warranties and Covenants--Collateral........... 21
         4.4.   Lien Perfection................................................. 21
         4.5.   Location of Collateral.......................................... 21
         4.6.   Insurance of Collateral......................................... 22
         4.7.   Protection of Collateral........................................ 22

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

SECTION  5.     PROVISIONS RELATING TO ACCOUNTS................................. 23

         5.1.   Representations, Warranties and Covenants....................... 23
         5.2.   Collection of Accounts.......................................... 24


SECTION  6.     PROVISIONS RELATING TO INVENTORY................................ 24


         6.1.   Representations, Warranties and Covenants....................... 24
         6.2.   Inventory Reports............................................... 25
         6.3.   Returns of Inventory............................................ 25

SECTION  7.     PROVISIONS RELATING TO EQUIPMENT................................ 25

         7.1.   Representations, Warranties and Covenants....................... 25
         7.2.   Evidence of Ownership of Equipment.............................. 25
         7.3.   Records and Schedules of Equipment.............................. 25
         7.4.   Dispositions of Equipment....................................... 25

SECTION  8.     REPRESENTATIONS AND WARRANTIES.................................. 26

         8.1.   General Representations and Warranties.......................... 26
                (A)      Organization and Qualification......................... 26
                (B)      Corporate Names........................................ 26
                (C)      Corporate Power and Authority.......................... 26
                (D)      Legally Enforceable Agreement.......................... 26
                (E)      Use of Proceeds........................................ 26
                (F)      Margin Stock........................................... 27
                (G)      Governmental Consents.................................. 27
                (H)      Patents, Trademarks, Copyrights and Licenses........... 27
                (I)      Capital Structure...................................... 27
                (J)      Solvent Financial Condition............................ 27
                (K)      Restrictions........................................... 27
                (L)      Litigation............................................. 28
                (M)      Title to Properties.................................... 28
                (N)      Financial Statements; Fiscal Year...................... 28
                (O)      Full Disclosure........................................ 28
                (P)      Pension Plans.......................................... 28
                (Q)      Taxes.................................................. 29
                (R)      Labor Relations........................................ 29
                (S)      Compliance With Laws................................... 29
                (T)      Surety Obligations..................................... 30
                (U)      No Defaults............................................ 30
                (V)      Brokers................................................ 30
                (W)      Business Locations; Agent for Process.................. 30
                (X)      Trade Relations........................................ 30
                (Y)      Leases................................................. 30
                (Z)      Investment Company Act................................. 30


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
                (AA)     OSHA and Environment Compliance........................ 30
                (BB)     Senior Indebtedness.................................... 31
                (CC)     Indebtedness........................................... 31
                (DD)     True Copies of Charter and Other Documents............. 31
         8.2.   Reaffirmation................................................... 31
         8.3.   Survival of Representations and Warranties...................... 31

SECTION  9.     COVENANTS AND CONTINUING AGREEMENTS............................. 31

         9.1.   Affirmative Covenants........................................... 31
                (A)      Taxes and Liens........................................ 32
                (B)      Tax Returns............................................ 32
                (C)      Payment of Bank Charges................................ 32
                (D)      Business and Existence................................. 32
                (E)      Maintain Properties.................................... 32
                (F)      Compliance with Laws................................... 32
                (G)      ERISA Compliance....................................... 32
                (H)      Business Records....................................... 33
                (I)      Visits and Inspections................................. 33
                (J)      Financial Statements................................... 34
                (K)      Notices to Lender...................................... 35
                (L)      Landlord and Storage Agreements........................ 35
                (M)      Subordinations......................................... 35
                (N)      Further Assurances..................................... 35
                (O)      Projections............................................ 36
                (P)      Environmental Matters.................................. 36
                (Q)      Insurance.............................................. 37
                (R)      Landlord Waivers....................................... 37
                (S)      Rental Reports......................................... 37
         9.2.   Negative Covenants.............................................. 37
                (A)      Mergers; Consolidations; Acquisitions.................. 37
                (B)      Loans.................................................. 38
                (C)      Total Indebtedness..................................... 38
                (D)      Affiliate Transactions................................. 38
                (E)      Partnerships or Joint Ventures......................... 38
                (F)      Intentionally Omitted.................................. 38
                (G)      Guaranties............................................. 38
                (H)      Limitation on Liens.................................... 38
                (I)      Subordinated Debt...................................... 39
                (J)      Distributions.......................................... 39
                (K)      Subsidiaries........................................... 39
                (L)      Capital Expenditures................................... 39
                (M)      Business Locations..................................... 40
                (N)      Change of Business..................................... 40
                (O)      Disposition of Assets.................................. 40
                (P)      Name of Borrower....................................... 40
                (Q)      Bill-and-Hold Sales, Etc............................... 40




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


                (R)      Use of Lender's Name................................... 40
                (S)      Margin Securities...................................... 40
                (T)      Restricted Investment.................................. 40
                (U)      Fiscal Year............................................ 41
                (V)      Stock of Subsidiary, Etc............................... 41
                (W)      Leases................................................. 41
                (X)      Tax Consolidation...................................... 41
                (Y)      Compliance with Environmental Laws..................... 41
         9.3.   Specific Financial Covenants.................................... 41
                (A)      Minimum Adjusted Tangible Net Worth.................... 41
                (B)      Cash Flow.............................................. 41

SECTION  10.    CONDITIONS PRECEDENT............................................ 42

         10.1.  Documentation................................................... 42
         10.2.  Other Conditions................................................ 42

SECTION  11.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT............... 43

         11.1.  Events of Default............................................... 43
                (A)      Payment of Note........................................ 43
                (B)      Payment of Obligations................................. 43
                (C)      Misrepresentations..................................... 43
                (D)      Breach of Covenants.................................... 43
                (E)      Default Under Other Agreements......................... 43
                (F)      Other Defaults......................................... 43
                (G)      Uninsured Losses; Unauthorized Dispositions............ 44
                (H)      Insolvency, etc........................................ 44
                (I)      Business Disruption; Condemnation...................... 44
                (J)      Change of Management................................... 44
                (K)      ERISA.................................................. 44
                (L)      Litigation............................................. 44
                (M)      Repudiation of or Default Under Guaranty Agreement..... 45
                (N)      Criminal Forfeiture.................................... 45
                (O)      Judgments.............................................. 45
         11.2.  Acceleration of the Obligations................................. 45
         11.3.  Remedies........................................................ 45
         11.4.  Remedies Cumulative; No Waiver.................................. 46

SECTION  12.    MISCELLANEOUS................................................... 46

         12.1.  Power of Attorney............................................... 46
         12.2.  Indemnity....................................................... 47
         12.3.  Modification of Agreement; Sale of Interest..................... 47
         12.4.  Reimbursement of Expenses....................................... 48
         12.5.  Indulgences Not Waivers......................................... 48
         12.6.  Severability.................................................... 49


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


         12.7.  Successors and Assigns.......................................... 49
         12.8.  Cumulative Effect; Conflict of Terms............................ 49
         12.9.  Execution in Counterparts....................................... 49
         12.10. Notice.......................................................... 49
         12.11. Lender's Consent................................................ 50
         12.12. Demand Obligations.............................................. 50
         12.13. Time of Essence................................................. 50
         12.14. Entire Agreement................................................ 50
         12.15. Interpretation.................................................. 51
         12.16. GOVERNING LAW; CONSENT TO FORUM................................. 51
         12.17. WAIVERS BY BORROWER............................................. 52



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



                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made as of this 1st day of November, 1999, by and among FLEET CAPITAL CORPORATION ("Lender"), a Connecticut corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033; and NATIONAL RECORD MART, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 507 Forest Avenue, Carnegie, Pennsylvania 15106.

                                   BACKGROUND

        Borrower entered into a Loan and Security Agreement with Lender dated June 11, 1993 (as same may have been amended, modified, restated or supplemented from time to time, the "Original Loan Agreement"). By execution of this Agreement, Borrower and Lenders, wish to amend and restate the Original Loan Agreement on the terms and conditions herein set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereto hereby agree as follows:

        A.  Amendment and Restatement.

        As of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Loan Agreement shall be deemed amended and restated in their entirety as follows and the Original Loan Agreement shall be consolidated with and into and superseded by this Agreement; provided, however, that nothing contained in this Agreement shall impair limit or effect the Liens heretofore granted, pledged and/or assigned to Lenders as security for the Obligations to Lender under the Original Loan Agreement, except as otherwise herein provided.


SECTION  1.       GENERAL DEFINITIONS

         1.1. Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

         Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

         Account Debtor - any Person who is or may become obligated under or on account of an Account.

         Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings after provision for income taxes for such fiscal period of Borrower, all as reflected on the financial statement of Borrower supplied to Lender pursuant to Section 9.1(J) hereof, but excluding: (i) any gain or loss arising from the sale or other disposition of capital assets other than in the ordinary course of business; (ii) any gain arising from any write-up of assets; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition; (v) net earnings of any business entity (other than a Subsidiary) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions; (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to Borrower; (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain or non-cash loss arising from the issuance or acquisition of any Securities of Borrower; and (ix) any gain or non-cash loss arising from extraordinary items.

         Adjusted Tangible Assets - all assets except: (i) any surplus resulting from any write-up of assets subsequent to March 27, 1993; (ii) deferred assets, other than prepaid items in the ordinary course such as insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) good will, including any amounts, however designated on a Consolidated balance sheet of a Person and its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

         Adjusted Tangible Net Worth - at any date means a sum equal to: (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, plus (ii) the then outstanding principal balance of Subordinated Debt, minus (iii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

         Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of Borrower; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Notwithstanding the foregoing, neither Remsen Partners, Ltd. nor AlarMax Distributors, Inc. shall be considered an Affiliate for purposes of this Agreement.

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         Aggregate Adjusted Availability - an amount equal to (i) the Borrowing
Base minus (ii) the sum of (a) the aggregate unpaid balance of Revolving Credit Advances plus (b) all sums due and owing to trade creditors which remain outstanding beyond normal business practices or beyond special terms granted by trade creditors.

         Agreement - this Loan and Security Agreement.

         Average Monthly Loan Balance - the amount obtained by adding the unpaid balance of Revolving Credit Loans owing by Borrower to Lender at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.

         Bank - Fleet National Bank

         Base Rate - the rate of interest announced or quoted by Bank from time to time as its United States of America prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if the prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a reasonable substitute therefor shall be the Base Rate.

         Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:


                  (a)      the Maximum Revolving Amount; or

                  (b)      an amount equal to:

                                    (i) sixty-five percent (65%) or such lesser
                  percentage as Lender may, in the good faith exercise of its business judgment, determine from time to time of the value of Eligible Inventory at such date consisting of finished goods, calculated on the basis of the lower of cost or market with the cost of finished goods calculated on an average cost basis:

                  PLUS (ii) an amount equal to $1,500,000 solely during the period commencing on October 1 in each year of the term hereof and ending on December 31 of each such year;

                  MINUS (iii) in Lender's sole and absolute discretion, an amount equal to forty percent (40%) of all gift certificates issued by Borrower and then outstanding;

                  MINUS (iv) in Lender's sole and absolute discretion, an amount equal to one hundred percent (100%) of Eligible Inventory subject to recorded Liens (other than Permitted Liens); and

                  MINUS (v) any amounts which Lender may pay pursuant to any of the Loan Documents for the account of Borrower.


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

         Business Day - a day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.

         Capital Expenditures - expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

         Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         Cash Flow - for the end of any fiscal quarter with respect to the four fiscal quarters then ended, an amount equal to (i) Adjusted Net Earnings from Operations of Borrower, plus (ii) amounts attributable to depreciation and amortization which were deducted in determining Adjusted Net Earnings from Operations for such fiscal period; plus (iii) amounts contributed to the equity of Borrower during such fiscal period; plus (iv) any subordinated loans or advances made to Borrower during such fiscal period, minus (v) any non-financed Capital Expenditures made during such fiscal period, minus (vi) all Distributions paid during such fiscal period and minus (vii) scheduled repayments of principal on Indebtedness for Money Borrowed other than Revolving Credit Loans for such fiscal period.

         CERCLA - the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq.

         Closing Date - the date on which all of the conditions precedent in
Section 10 are satisfied and the initial Loan is made hereunder.

         Code - the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.

         Collateral - all of the Property and interests in Property described in
Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

         Controlled Group - shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Sections 414(b) or (c) of the IRC.

         Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.


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         Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP (including the Loans but excluding current maturities of Subordinated Debt).

         Debt Service Coverage - the ratio of (a) the sum of (i) Cash Flow plus
(ii) scheduled repayments of principal on Indebtedness for Money Borrowed other than Revolving Credit Loans to (b) scheduled repayments of principal on Indebtedness other than Revolving Credit Loans during the relevant fiscal period.

         Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         Default Rate - as defined in Section 3.1(B) of this Agreement.

         Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

         Dominion Account - a special account of Lender established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Lender, in its sole discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

         Eligible Inventory - such Inventory of Borrower (other than packaging materials and supplies, raw materials and work-in-process) which Lender, in the exercise of its commercially reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender's opinion, it (i) is finished goods,
(ii) is in good, new and saleable condition, (iii) is not obsolete, slow-moving or unmerchantable (as determined by reference to prevailing industry standards),
(iv) meets all standards imposed by any governmental agency or authority, (v) conforms in all respects to the warranties and representations set forth in
Section 6.1 hereof, (vi) is at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien and
(vii) is situated at a location in compliance with Section 4.5 hereof and is not in transit from a vendor.

         Environmental Complaint - as defined in Section 9.1(P) of this Agreement.

         Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Toxic Substances Control Act, as amended; the Clean Water Act; the River and Harbor Act; the Water Pollution Control Act; the Marine Protection Research and Sanctuaries Act; the Deep-Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

         Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures and other tangible personal Property (other than motor vehicles and Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

         ERISA Affiliate - each trade or business (whether or not incorporated) which, together with Borrower, would be treated as a single employer under
Section 4001(a)(14) of ERISA or IRC Section 414(b), (c), (m), (n) or (o), as applicable.

         Eurodollar Loan - a Loan at any time that bears interest based on the Eurodollar Rate.

         Eurodollar Rate - for any Eurodollar Loan, for the then current Interest Period relating thereto, the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/16 of one (1%) percent) equal to the quotient of
(a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

         Event of Default - as defined in Section 11.1 of this Agreement.

         Fiscal Year - the fiscal year of Borrower ending on the date which is the Saturday in late March or early April of each year that is consistent for such fiscal year with the 4-5-4 retail method of accounting.

         GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

         General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

         Guarantor - NRM and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

         Guaranty Agreements - the Guaranty Security Agreement and each Guaranty executed and delivered to Lender by any Guarantor in form and substance satisfactory to Lender.

         Guaranty Security Agreement - the Security Agreement dated as of April 16, 1998 issued by NRM Investment, Inc. to Lender.

         Hazardous Discharge - as defined in Section 9.1(P) hereof.

         Hazardous Substance - without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

         Hazardous Wastes - all waste materials subject to regulation under CERCLA, RCRA or similar applicable state law, and any other applicable Federal and state environmental laws now in force or hereafter enacted relating to hazardous waste disposal.

         Indebtedness - as applied to a Person means, without duplication (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (ii) all obligations of other Persons which such Person has guaranteed and (iii) in the case of Borrower (without duplication), the Obligations.

         Interest Period - the period provided for any Eurodollar Loan pursuant to Section 2.3.

         Inventory - all of Borrower's inventory, whether now owned or hereafter acquired by Borrower, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

         IPO Equity - the net proceeds realized by Borrower from an initial public offering of Borrower's common stock.

         IRC - the Internal Revenue Code of 1986, as amended, and all references to sections thereof shall include such sections and successor provisions thereto.

         Junior Subordinated Indebtedness - all principal, premium, if any, interest and other amounts payable or chargeable in connection with the Junior Subordinated Lending Agreements.

         Junior Subordinated Lender - Robert Fleming Inc. and each of the other "holders" under and as defined in the Junior Subordinated Lending Agreements.

         Junior Subordinated Note or Note(s) - those certain promissory notes issued by Borrower to the Junior Subordinated Lender in the aggregate original principal amount of $7,500,000 each dated April 16, 1998 as further described on Exhibit A-1 hereto, together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto.

         LIBOR - for any Eurodollar Loan for the then current Interest Period, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Bank in the interbank eurodollar market as at or about 2:00 p.m. New York time two (2) Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Eurodollar Loan for a period approximately equal to such Interest Period.

         Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         Loan Account - the loan account established on the books of Lender pursuant to Section 2.5 hereof.

         Loan Documents - this Agreement, the Other Agreements and the Security Documents.

         Loans - all loans and advances made by Lender pursuant to this Agreement, including, without limitation, all Revolving Credit Loans.

         Maximum Revolving Amount - Thirty Five Million Dollars ($35,000,000).

         Money Borrowed - as applied to Indebtedness, means (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; and (iv) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof.

         Multiemployer Plan - a plan described in Sections 3(37) and 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

         New Mortgages - as defined in Section 4.2 hereof.

         NRM - NRM Investment, Inc., a Delaware corporation.

         Note - the secured promissory note executed by Borrower in favor of Lender to evidence the Revolving Loans as some may be amended and restated from time to time.

         Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under any of the Loan Documents.

         Original Term - as defined in Section 3.3 of this Agreement.

         OSHA - the Occupational Safety and Health Act, and all rules and regulations from time to time promulgated thereunder.

         Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and delivered to Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Note.

         Overadvance - as defined in Section 2.1(B).

         Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in this Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

         PBGC - the Pension Benefit Guaranty Corporation or any successor agency.

         Permitted Liens - any Lien of a kind specified in subparagraphs (i) through (x) of Section 9.2(H) of this Agreement.

         Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Purchase Money Indebtedness and the current portion of Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $500,000 per any consecutive twelve (12) month period. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

         Person - an individual, partnership, corporation, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         Plan - an employee benefit plan within the meaning of Section 3(3) of ERISA, maintained by Borrower or any member of the Controlled Group or any such employee benefit plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         Prime Loans - all Loans other than Eurodollar Loans.

         Prohibited Transaction - any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Sections 4975(c)(2) or (d) of the IRC, and which could result in any excise tax, fine, penalty or other liability being imposed on Borrower.

         Projections - Borrower's forecasted monthly (a) balance sheets, (b) profit and loss statements and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Purchase Money Indebtedness - means and includes (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

         Rentals - mean, as of the date of determination, all payments which Borrower, as lessee, is required to make by the terms of any lease.

         Renewal Terms - as defined in Section 3.3 of this Agreement.

         Reportable Event - any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) investments in one or more Subsidiaries of Borrower; (ii) Property to be used in the ordinary course of business; (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;
(v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and

(vii) any publicly traded securities listed on a national stock exchange if purchased with IPO Equity.

         Revolving Credit Loan - a Loan made by Lender as provided in Section
2.1 of this Agreement.

         RMF Investment - RMF Investment Company.

         Security - shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         Security Documents - the Guaranty Agreements and the Trademark Assignment and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         Senior Subordinated Lending Agreements - collectively the Senior Subordinated Secured Note Purchase Agreement dated April 16, 1998 between Borrower, NRM and Senior Subordinated Lender, the Senior Subordinated Note and all promissory notes, agreements, documents, guarantees and instruments now or at any time hereafter executed and/or delivered by Borrower, NRM or any other Person to, with or in favor of the Senior Subordinated Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced each as from time to time in effect.

         Senior Subordinated Indebtedness - all principal, interest and other amounts payable or chargeable in connection with the Senior Subordinated Lending Agreements.

         Senior Subordinated Lender - Robert Fleming Inc. and each of the other "holders" under and as defined in the Senior Subordinated Lending Agreements.

         Senior Subordinated Note - those certain promissory notes issued by Borrower to Senior Subordinated Lender in the aggregate original principal amount of $7,500,000 each dated April 16, 1998 as further described on Exhibit A-2 hereto, together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto.

         Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         Subordinated Debt - Indebtedness of Borrower that is expressly subordinated to the Obligations including, without limitation, Indebtedness evidenced by the Senior Subordinated Note and Junior Subordinated Note.

         Subordinated Lending Agreements - collectively, the Subordinated Note Purchase Agreement dated April 16, 1998 between Borrower, NRM and Junior Subordinated Lender, and all promissory notes, agreements, guarantees, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, NRM or any other Person to, with or in favor of the Junior Subordinated Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         Subordination Agreements - collectively, (i) the Subordination Agreement dated May 9, 1996 among Borrower, Lender and NRM, (ii) the Junior Subordinated Agreement dated as of April 16, 1998 among Borrower, Lender, NRM and Junior Subordinated Lender ("Junior Subordination Agreement") and (iii) the Subordination Agreement dated as of April 16, 1998 among Borrower, Lender, NRM and Senior Subordinated Lender ("Senior Subordination Agreement").

         Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

         Trademark Assignment - the Trademark Collateral Assignment to be executed by Borrower on or about the Closing Date in favor of Lender and by which Borrower shall assign to Lender and grant to Lender a security interest in, as security for the Obligations all of Borrower's right, title and interest in and to all of its trademarks.

         Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Working Capital - at any date means Current Assets minus Current Liabilities.

         1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 9.1(J), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

         1.3. Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

         1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION  2.       CREDIT FACILITY

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a total credit facility of up to THIRTY FIVE MILLION DOLLARS ($35,000,000) available upon Borrower's request therefor, as follows:

         2.1. Revolving Credit Loans

         (A) Subject to all of the terms and conditions of this Agreement, Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 2.2 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time. It is expressly understood and agreed that Lender may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof. In no event shall Borrower be authorized to request a Loan at any time that there exists a Default or an Event of Default. Notwithstanding the foregoing provisions of this Section 2.1(A), Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 2.1(A), including, without limitation, with respect to (i) shrinkage, spoilage and obsolescence of Inventory; (ii) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; and (iii) such other matters, events, conditions or contingencies as to which Lender, in its good faith business judgment determines reserves should be established from time to time hereunder.

         (B) Insofar as Borrower may request and Lender may be willing in its sole and absolute discretion to make Revolving Credit Loans to Borrower at a time when the unpaid balance of Revolving Credit Loans exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (any such Loan or Loans being herein referred to individually as an "Overadvance" and collectively as "Overadvances"), Lender shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be payable on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally.

         (C) Intentionally Omitted.

         (D) The Revolving Credit Loans shall be used solely for Borrower's general operating capital needs to the extent not inconsistent with the provisions of this Agreement.

         2.2. Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 2.1 shall be as follows:

         (A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due. As an accommodation to Borrower, Lender may permit telephonic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any request, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower, and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

         (B) Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time; and (ii) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(ii) or (iii) shall be disbursed by Lender by way of direct payment of the relevant Obligation.

         2.3. Eurodollar Loans.

         (A) Notwithstanding the provisions of Section 2.2, (a) in the event Borrower desires to obtain a Eurodollar Loan, it shall give Lender prior written irrevocable notice no later than 11:00 a.m. New York time on the fifth (5th) Business Day prior to the requested borrowing date; specifying (i) the date of the proposed borrowing (which shall be a Business Day) and (ii) the amount to be borrowed, which amount shall be an integral multiple of $1,000,000. In no event shall Borrower be permitted to have outstanding at any one time Eurodollar Loans with more than five (5) different Interest Periods. In addition, and notwithstanding any other provision of this Agreement, Borrower shall have no right to request or obtain a Eurodollar Loan at any time that an Event of Default exists.

         (B) Provided that no Event of Default has occurred which is then continuing, each interest period of a Eurodollar Loan shall commence on the date such Eurodollar Loan is made and shall end on the date which is thirty (30) days later ("Interest Period") provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is the Bank's custom in the market to which such Eurodollar Loan relates; and

                  (ii) there remains a minimum of thirty (30) days in the Original Term (or if this Agreement has been renewed, in the then applicable Renewal Term).

         (C) Provided that no Event of Default has occurred which is then continuing, Borrower may, on any Business Day, convert any Prime Loans into a Eurodollar Loan in the same aggregate principal amount. If the Borrower desires to convert a Prime Loan, it shall give Lender not less than five (5) Business Days' prior written notice (prior to 11:00 a.m. New York time on such Business
Day), specifying the date of such conversion and the loans to be converted. Each conversion into or conversion of a Eurodollar Loan shall be an integral multiple of $1,000,000. After giving effect to any conversion of Prime Loans to Eurodollar Loans, Borrower shall not be permitted to have outstanding at any one time Eurodollar Loans with more than five (5) different Interest Periods.

         (D) Subject to the provisions of Section 3.4, Borrower may prepay any Loan in whole at any time or in part from time to time, without premium or penalty provided that a Eurodollar Loan may only be prepaid on the last Business Day of the then current Interest Period with respect thereto. Borrower shall specify the date of prepayment of Loans which are Eurodollar Loans and the amount of loans to be prepaid. In the event that any prepayment of a Eurodollar Loan is made on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrower shall indemnify Lender therefor in accordance with Section 2.3(E) hereof.

         (E) Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment or any default by the Borrower in the payment of the principal of or interest on any Eurodollar Loan or failure by the Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Loan after notice thereof has been given, including (but not limited to) any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, and any other loss or expense incurred by Lender by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue, convert into or maintain, a Eurodollar Loan.

         (F) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection (F), the term "Lender" shall include Lender and the office or branch where Lender or any corporation or bank controlling Lender makes or maintains any Eurodollar Loans) to make or maintain its Eurodollar Loans, or if with respect to any Interest Period, Lender is unable to determine the Eurodollar Rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the applicable Eurodollar interbank market make it, in the reasonable good faith judgment of Lender, impracticable, to fund therein any of the Eurodollar Loans or make the projected Eurodollar Rate unreflective of the actual costs of funds therefor to Lender, the obligation of Lender to make Eurodollar Loans hereunder shall forthwith be cancelled and Borrower shall, if any affected Eurodollar Loans are then outstanding, promptly upon request from Lender, convert such affected Eurodollar Loans into Prime Loans.

         2.4. All Loans to Constitute One Obligation. All Loans shall constitute one general obligation of Borrower, and shall be secured by Lender's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.

         2.5. Loan Account. Lender shall enter all Revolving Credit Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on Revolving Credit Loans and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

SECTION  3.       INTEREST, FEES, TERM AND REPAYMENT

         3.1. Interest, Fees and Charges.

         (A) Interest. Interest shall accrue on the principal amount of Prime Loans outstanding at the end of each day (computed on the actual days elapsed over a year of 360 (days) at a fluctuating rate per annum equal to the Base Rate. After the date hereof, the foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. The Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Base Rate in effect on the date hereof shall be the Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. Eurodollar Loans shall bear interest on the principal amount thereof owing, at a rate per annum equal to two percentage points (2.0%) above the Eurodollar Rate. Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to two percent (2.00%) above the respective rates of interest then in effect with respect to outstanding Prime Loans and Eurodollar Loans, as the case may be (the "Default Rate").

         (C) Unused Facility Fee. In the event the Average Monthly Loan Balance during any month is less than the Maximum Revolving Amount, a fee at the rate of one-quarter of one percent (1/4%) per annum on the average daily unused portion of the Maximum Revolving Amount is payable to Lender monthly in arrears, commencing on the first day of the first month following the Closing Date.

         (D) Collateral Monitoring Fee. Borrower shall pay to Lender monthly in arrears, commencing on the first day of the first month following the Closing Date, a collateral monitoring fee in an amount equal to $3,500.00 per month.

         (E) Closing Fee. Borrower shall pay to Lender a closing fee of $75,000 (of which $37,500 has previously been paid to Lender as a commitment fee and which will be applied toward the closing fee on the Closing Date), which shall be deemed fully earned and nonrefundable at the closing of the transactions contemplated hereby and shall be paid concurrently with the initial Loan hereunder. Such fee shall compensate Lender for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Lender pursuant to any other provision of this Agreement or any of the other Loan Documents, such as, by way of example, legal fees and expenses.

         (F) Intentionally Omitted.

         (G) Capital Adequacy Charge. In the event that Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect or reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in its sole discretion, to be material, then from time to time, after submission by Lender to Borrower of a written demand therefor, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender.

         (H) No Impact of Usury Laws; Limitation on Interest. (i) Notwithstanding anything to the contrary contained in this Agreement, Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law wherever enacted, now or at any time hereof in force, which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, by resort to any such law, delay or impede pursuant to such law the execution of any power herein granted to Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  (ii) No provision of this Agreement shall require the payment or permit the collection of interest in excess of the rate then permitted by applicable law; provided that if any provision is so limited by such applicable law, the interest shall be the maximum amount permitted thereunder. In the event that a court of competent jurisdiction determines that Lender has charged or received interest hereunder in excess of the maximum permitted rate, Lender shall promptly refund to Borrower any interest received by Lender in excess of the maximum permitted rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations.

         (I) Examination and Inspection. Borrower shall pay to Lender on demand in connection with Lender's examination of Borrower's books and records out-of-pocket costs and expenses for loan analysts and loan administrators. Lender, in its sole discretion, may engage outside consultants for any such examination and inspection.


         3.2. Term of Agreement. Subject to Lender's right to cease making Loans to Borrower at any time upon the occurrence and during the continuance of a Default or Event of Default, this Agreement shall be in effect for a period of ten (10) years from June 11, 1993 through and including June 10, 2003 (the "Original Term").

         3.3. Termination.

         (A) Upon at least ninety (90) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds.

         (B) At the effective date of any voluntary such termination by Borrower, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents including prepayment premiums under any promissory note from Borrower to Lender), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to one percent (1%) of the Maximum Revolving Amount if termination occurs during the period February 17, 1999 through February 16, 2000; and one half of one percent (.50%) of the Maximum Revolving Amount during the period February 17, 2000 through February 16, 2001. If termination occurs after the last of such periods, no termination charge shall be payable.

         (C) Lender may terminate this Agreement effective as of the end of the Original Term or any Renewal Term upon ninety (90) days prior written notice to Borrower or without notice upon or after the occurrence of an Event of Default. No termination charge shall be payable hereunder if Lender terminates this Agreement as of the end of the Original Term or any Renewal Term.

         (D) All of the Obligations shall be forthwith due and payable upon any termination of this Agreement. Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the rights, powers, or privileges of Lender or obligations, duties, rights, and liabilities of Borrower or Lender in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Lender shall retain its Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation, until all of the Obligations have been paid in full, in immediately available funds.

         (E) It is understood that Borrower may elect to terminate this Agreement in its entirety only; no section or lending facility may be terminated singly.

         (F) No termination charge shall be payable hereunder in the event that Borrower is required to pay to Lender a sum in excess of $100,000 per Fiscal Year in accordance with Section 3.1(G) herein.

         3.4. Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this

Section 3.4 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of:

         (A) Principal, payable on account of Revolving Credit Loans made by Lender to Borrower pursuant to Section 2.1 of this Agreement, shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement pursuant to Section 3.3 hereof; provided, however, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess;

         (B) Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 3.3 hereof; provided, however, that Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to automatically charge to Borrower's Loan Account hereunder as a Revolving Credit Loan on the first Business Day of each month, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month;

         (C) Costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower to Lender or to any other Person designated by Lender in writing within five (5) days of Lender's demand, provided that Lender may charge such costs, fees and expenses as a Revolving Loan when incurred; and

         (D) The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or within five (5) days of Lender's demand, provided that Lender may charge such costs, fees and expenses as a Revolving Loan when incurred.

         3.5. Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records; provided, however, in the event that Lender reapplies such payments and collections, Lender shall reflect such adjustment in its books and records. If as the result of collections of Accounts as authorized by Section 5.2 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Event of Default exists.

         3.6. Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within thirty (30) days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION  4.       COLLATERAL:  GENERAL TERMS

         4.1. Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby acknowledges and confirms that Lender has and shall continue to have a Lien in all Collateral heretofore granted by such Borrower pursuant to the Original Loan Agreement, and to the extent not otherwise granted thereunder, Borrower grants to Lender a continuing security interest and Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

         (A) Accounts;

         (B) Inventory;

         (C) Equipment;

         (D) General Intangibles;

         (E) real Property;

         (F) All monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee of Lender;

         (G) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B), (C), (D), (E) and (F) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

         (H) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C), (D), (E), (F) or
(G) above.

         4.2. Lien on Real Property. If Borrower shall acquire at any time or times hereafter any interest in real Property, at Lender's request, Borrower agrees promptly to execute and deliver to Lender, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments satisfactory in form and substance to Lender and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. Each New Mortgage shall be duly recorded in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender insuring Lender as mortgagee; such policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the real Property covered thereby, subject only to those exceptions of record or otherwise acceptable to Lender and its counsel. Borrower shall deliver to Lender such other documents, including, without limitation, as-built survey prints of the real Property, as Lender and its counsel may reasonably request relating to the real Property subject to any such New Mortgages.

         4.3. Representations, Warranties and Covenants --Collateral. To induce Lender to enter into this Agreement, Borrower represents, warrants, and covenants to Lender:

         (A) The Collateral is now and, so long as any Obligations are outstanding, will continue to be owned solely by Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

         (B) Except as specifically consented to in writing by Lender, the Liens granted to Lender shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. No further action need be taken to perfect the Liens granted to Lender, other than the filing of continuation statements under the Code or other applicable law, continued possession by Lender of that portion of the Collateral constituting instruments or documents.

         (C) All goods evidenced by the Collateral constituting chattel paper, documents or instruments, the possession of which has been given to Lender, are owned by Borrower and the same are free and clear of any prior Lien. Borrower further warrants and guarantees the reported book value, quantities, sound condition, grades and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

         4.4. Lien Perfection. Borrower agrees to execute the financing statements provided for by the Code together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Lender's security interest in the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         4.5. Location of Collateral. All Collateral, other than Inventory in transit, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit 4.5 as the same may be updated from time to time effective upon receipt thereof by Lender, and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default for (A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on Exhibit 4.5 if (i) Borrower gives Lender written notice of the new storage location at least sixty (60) days prior to storing Inventory at such location, (ii) Lender's security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (iii) neither Borrower's nor Lender's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Lender not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Lender; (C) temporary transfers (for a period not to exceed three (3) months in any event) of Equipment from a location set forth on Exhibit 4.5 to another location if done for the limited purpose of repairing, refurbishing or overhauling such Equipment in the ordinary course of Borrower's business and (D) removals in connection with dispositions of Equipment that are authorized by Section 7.4 hereof.

         4.6. Insurance of Collateral. Borrower agrees to maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as is customary in the industry in which Borrower conducts business to insure Lender's interest in the Collateral. Borrower shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements naming Lender loss payee. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including public liability, product liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the industry in which Borrower conducts business.

         4.7. Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge the Loan Account therefor. Borrower agrees to reimburse Lender promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by Lender for any of the foregoing and all costs and expenses (including reasonable attorneys' fees, legal expenses and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Lender with interest at the Default Rate, shall be considered Obligations owing by Borrower to Lender hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrower in or coming into the hands or inuring to the benefit of Lender. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

SECTION  5.       PROVISIONS RELATING TO ACCOUNTS

         5.1. Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Lender that Lender may rely on all statements and representations made by Borrower with respect to any Account or Accounts, and , unless otherwise indicated in writing to Lender, that with respect to each Account:

         (A) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

         (B) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

         (C) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

         (D) Such Account, and Lender's security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

         (E) Borrower has made no agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

         (F) There are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

         (G) To the best of Borrower's knowledge, the Account Debtor thereunder
(i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is Solvent; and

         (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

         5.2. Collection of Accounts.

         (A) To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in the Dominion Account. Lender retains the right after an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the first Business Day after Lender's receipt of payment in immediately available funds.

         (B) Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in a Dominion Account pursuant to a lockbox arrangement with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

SECTION  6.       PROVISIONS RELATING TO INVENTORY

         6.1. Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and, unless otherwise indicated in writing to Lender, that:

         (A) All Inventory is presently and will continue to be located at Borrower's places of business listed on Exhibit 4.5 and will not be removed therefrom except as authorized by Section 4.5 of this Agreement;

         (B) No Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name;

         (C) No Inventory is or will be consigned to any Person; and

         (D) No Inventory is or will be produced in violation of the Fair Labor Standards Act.

         6.2. Inventory Reports. Borrower agrees to furnish Lender with Inventory reports at least once each week or more frequently as requested by Lender. Such reports shall be in form and detail satisfactory to Lender. Borrower shall conduct a physical inventory no less frequently than once per Fiscal Year or at Lender's request after the occurrence of and during the continuance of an Event of Default and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall in its discretion request.

         6.3. Returns of Inventory. After the occurrence of an Event of Default, Borrower shall hold all returned Inventory in trust for Lender, shall segregate all returned Inventory from all other Property owned by Borrower or in its possession and shall conspicuously label such Inventory as the Property of Lender.

SECTION  7.       PROVISIONS RELATING TO EQUIPMENT

         7.1. Representations, Warranties and Covenants. With respect to the Equipment, Borrower represents, warrants and covenants to and with Lender that the Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted.

         7.2. Evidence of Ownership of Equipment. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment (including, without limitation, certificates of title and applications for title).

         7.3. Records and Schedules of Equipment. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section 7.4 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender.

         7.4. Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, (ii) dispositions of Equipment (including disposal thereof) in the normal course of business in connection with the termination of a store lease or the relocation of a store from one location to another or (iii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, Borrower shall give Lender at least five (5) days prior written notice of such disposition and Borrower shall turn over to Lender all proceeds realized from any such disposition.

SECTION  8.       REPRESENTATIONS AND WARRANTIES

         8.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

         (A) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on
Exhibit 8.1(A) attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

         (B) Corporate Names. During the preceding seven (7) years, Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on Exhibit 8.1(B) attached hereto and made a part hereof. Except as set forth on Exhibit 8.1(B), Borrower has not, during the preceding seven (7) years, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

         (C) Corporate Power and Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in material default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

         (D) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

         (E) Use of Proceeds. Borrower's uses of the proceeds of any Loans pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

         (F) Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

         (G) Governmental Consents. Borrower has, and is in good standing with respect to, all material governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

         (H) Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and license necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit 8.1(H) attached hereto and made a part hereof.

         (I) Capital Structure. Exhibit 8.1(I)(i) attached hereto and made a part hereof states (a) the correct name of each of the Subsidiaries of Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (b) the name of each of Borrower's corporate or joint venture affiliates and the nature of the affiliation, (c) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower, and
(d) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower. There are not outstanding any agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock except as set forth on Exhibit 8.1(I)(ii) attached hereto and made a part hereof.

         (J) Solvent Financial Condition. Borrower is now and, after giving effect to initial Loans to be made hereunder, at all times will be, Solvent.

         (K) Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 8.1(K) attached hereto, none of which prohibit the execution of or compliance with this Agreement by Borrower. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

         (L) Litigation. Except as set forth on Exhibit 8.1(L) attached hereto and made a part hereof, there are no actions or suits, or to the knowledge of Borrower, proceedings or investigations pending or threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on
Exhibit 8.1(L) involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgement, decree or rule of any court, governmental authority or arbitration board or tribunal.

         (M) Title to Properties. Borrower and its Subsidiaries each has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

         (N) Financial Statements; Fiscal Year. The balance sheets of Borrower as of March 27, 1993, and the related statements of income, changes in stockholder's equity, and cash flows for the periods ended on such dates, have been prepared in accordance with GAAP (except for material changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial position of Borrower at such dates and the results of Borrower's operations for such periods. Since March 27, 1993, there has been no material change in the condition, financial or otherwise, of Borrower and no change in the aggregate value of Equipment and real property owned by Borrower except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Each fiscal year of Borrower shall be a Fiscal Year.

         (O) Full Disclosure. The financial statements referred to in Section 8.1(N) above, do not, nor does this Agreement or any other written statement of Borrower to Lender (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or any of its Subsidiaries or the ability of Borrower or its Subsidiaries to perform this Agreement.

         (P) Pension Plans. Except as disclosed on Exhibit 8.1(P) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries has any Plan. Except as disclosed on Exhibit 8.1(P), neither Borrower, any ERISA Affiliate of Borrower, nor any Plan is in material violation of any of the provisions of ERISA, the IRC, or other applicable laws.

Except as set forth on Schedule 8.1(P), within the six (6) years prior to the date of this Agreement, (a) no Prohibited Transaction or Reportable Event has occurred with respect to any Plan, nor has any Plan been the subject of a waiver of the minimum funding standard under Section 412 of the IRC; (b) no Plan has experienced an accumulated funding deficiency under Section 412 of the IRC; (c) no lien has been imposed upon the Borrower or any ERISA Affiliate of Borrower under Section 412(n) of the IRC; (d) no Plan has been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; (e) no notice of intent to terminate a Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, nor has any Plan been terminated under Section 4041(e) of ERISA; (f) the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(g) neither Borrower nor any ERISA Affiliate of Borrower would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if all Plans terminated as of the most recent valuation dates of such Plans; (h) neither Borrower nor any ERISA Affiliate of Borrower maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; (i) neither Borrower nor any ERISA Affiliate has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the IRC and, to the best knowledge of Borrower, no fact or event exists which would give rise to any such material liability; and (j) neither Borrower nor any ERISA Affiliate of Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan.

         (Q) Taxes. Borrower's federal tax identification number is 11-2782687. Borrower and its Subsidiaries each has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governments, charges that are due and payable, except such taxes, if any, as are being actively contested in good faith and as to which adequate reserves have been provided. To the best of Borrower's knowledge, the provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

         (R) Labor Relations. Except as described on Exhibit 8.1(R) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         (S) Compliance With Laws. Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.

         (T) Surety Obligations. Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

         (U) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

         (V) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

         (W) Business Locations; Agent for Process. During the preceding seven
(7) year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown on Exhibit 8.1(W).

         (X) Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

         (Y) Leases. Exhibit 8.1(Y)(i) attached hereto is a complete listing of all capitalized leases of Borrower and Exhibit 8.1(Y)(ii) attached hereto is a complete listing of all operating leases of Borrower.

         (Z) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (AA) OSHA and Environment Compliance. (a) There have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, Property, leaseholds or Equipment under any Environmental Laws, rules or regulations.

                  (b) Except as set forth on Exhibit 8.1(AA)(b), to the best of Borrower's knowledge, Borrower has been issued all material federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (c) Except as set forth in Exhibit 8.1(AA)(c), (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as

"Releases") of Hazardous Substances at, upon, under or within any real Property or any premises leased by Borrower which require remediation by Borrower under any applicable Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on the real Property or any premises leased by Borrower which are in violation of any applicable Environmental Laws; (iii) neither the real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the real Property or any premises leased by Borrower in violation of any Environmental Laws.

         (BB) Senior Indebtedness. Borrower's Obligations under this Agreement and the other Loan Documents are, and will continue to constitute, senior debt or senior bank indebtedness under the terms of any agreement or instrument evidencing Subordinated Debt. All of the representations and warranties made by Borrower to Senior Subordinated Lender and Junior Subordinated Lender in the Senior Subordinated Note and Junior Subordinated Note, as applicable, and all material agreements and documents related thereto, are true, accurate and correct.

         (CC) Indebtedness. The Borrower has no Indebtedness for Money Borrowed other than Indebtedness expressly permitted by the provisions contained in
Section 9.2(C) hereof, after giving effect to the transactions contemplated by this Agreement and the payments being made on the Closing Date.

         (DD) True Copies of Charter and Other Documents. Borrower has furnished or caused to be furnished to Lender true and complete copies of (a) all charter and other incorporation documents together with any amendments thereto), with respect to the Borrower, and (b) by-laws (together with any amendments thereto).

         8.2. Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

         8.3. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION  9.       COVENANTS AND CONTINUING AGREEMENTS

         9.1. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

         (A) Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties of Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties except for Permitted Liens.

         (B) Tax Returns. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

         (C) Payment of Bank Charges. Pay to Lender, in accordance with the terms of this Agreement, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by the Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participating Lender, proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.

         (D) Business and Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which the failure to be so qualified might have a material adverse effect on the financial condition, business or Properties of Borrower.

         (E) Maintain Properties. Maintain, and cause each Subsidiary to maintain, its Properties in good condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto.

         (F) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of Borrower.

         (G) ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section;
(iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested. Borrower shall furnish to Lender: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of Borrower setting forth the details concerning such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to Borrower; (b) promptly after receipt thereof, a copy of any notice of any potential material liability, adverse determination letter, ruling or opinion Borrower may receive from the PBGC or the Internal Revenue Service with respect to any Plan; (c) when the same is made available to participants in a Plan, all notices of a significant reduction in the rate of benefit accrual or plan termination to the participants by the administrator of such Plan; and (d) promptly after receipt thereof, any notice from any Multiemployer Plan to which Borrower or any ERISA Affiliate of Borrower contributes which quantifies any actual or potential withdrawal liability which will or may be imposed upon the withdrawal of the Borrower or any ERISA Affiliate of Borrower from such Multiemployer Plan.

         Borrower shall furnish to Lender: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of Borrower setting forth the details concerning such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to Borrower; (b) promptly after receipt thereof, a copy of any notice of any potential material liability, adverse determination letter, ruling or opinion Borrower may receive from the PBGC or the Internal Revenue Service with respect to any Plan; (c) when the same is made available to participants in a Plan, all notices of a significant reduction in the rate of benefit accrual or plan termination to the participants by the administrator of such Plan; and (d) promptly after receipt thereof, any notice from any Multiemployer Plan to which Borrower or any ERISA Affiliate of Borrower contributes which quantifies any actual or potential withdrawal liability which will or may be imposed upon the withdrawal of the Borrower or any ERISA Affiliate of Borrower from such Multiemployer Plan.

         (H) Business Records. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

         (I) Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

         (J) Financial Statements. Cause to be prepared and furnished to Lender the following (all to be kept and prepared in accordance with GAAP applied on a materially consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                  (i) as soon as possible, but not later than ninety (90) days after the close of each Fiscal Year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Lender (except for a qualification for a change in accounting principles with which the independent public accountant concurs);

                  (ii) as soon as possible, but not later than the end of the calendar month immediately succeeding the calendar month end closest to the end of each fiscal month, unaudited interim consolidated financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's Fiscal Year then elapsed, on a consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of Borrower and its Subsidiaries for such month-end period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (iv) as soon as available, and in any event no later than thirty (30) days following the commencement of each Fiscal Year of Borrower, a merchandising plan for such Fiscal Year; and as soon as available,` a merchandising plan for the next Fiscal Year; and

                  (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts payable ledgers, and bank statements.

         Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1(J), Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and shall also cause to be prepared and furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Event of Default relating to Section 9.3 hereof, or, if they are aware of such Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1(J), Borrower shall cause to be prepared and furnished to Lender a certificate from the Chief Financial Officer of Borrower certifying to Lender that to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the other Loan Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

         (K) Notices to Lender. Notify Lender in writing: (i) promptly after Borrower's learning thereof, of the commencement of any litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which may materially and adversely affect Borrower's operations, financial condition, Properties or business or Lender's Lien upon any of the Collateral; (ii) at least sixty (60) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iii) promptly after Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound;
(iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $50,000; (v) promptly after the occurrence thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of Indebtedness payable to Borrower; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of its Subsidiaries.

         (L) Landlord and Storage Agreements. If so requested by Lender, provide Lender with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

         (M) Subordinations. Provide Lender with a debt subordination agreement, in form and substance satisfactory to Lender, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations.

         (N) Further Assurances. At Lender's request, promptly execute or cause to be executed and deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts, the face value of which exceeds $l,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act.

         (O) Projections. As soon as available, and in any event no later than thirty (30) days prior to the end of each Fiscal Year of Borrower, deliver to Lender Projections of Borrower for the forthcoming Fiscal Year, month by month.

         (P) Environmental Matters. (i) Borrower will ensure that the real Property remains in compliance with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (ii) In the event the Borrower obtains, gives or receives written notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any written notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then the Borrower shall, within five (5) Business Days, give written notice of same to the Lender setting forth facts and circumstances giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

                  (iii) Borrower shall promptly forward to the Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances which notice, potential liability or potential responsibility might have a Material Adverse Effect and shall continue to forward copies of correspondence between the Borrower and the Authority regarding such claims to the Lender until the claim is settled. The Borrower shall promptly forward to the Lender copies of all documents and reports concerning a Hazardous Discharge at the real Property that the Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow the Lender to protect Lender's security interest in the real Property and the Collateral.

                  (iv) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws which failure might have a Material Adverse Effect, the Lender may, but without the obligation to do so, for the sole purpose of protecting the Lender's interest in Collateral: (A) give such notices or (B) enter onto the real Property (or authorize third parties to enter onto the real Property) and take such actions as the Lender (or such third parties as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Lender and the Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Loans constituting Revolving Credit Loans shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

                  (v) Borrower shall defend and indemnify the Lender and hold the Lender, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Lender under or on account of Borrower's violation of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the real Property, whether or not the same originates or emerges from the real Property or any contiguous real estate (except to the extent such loss, liability, damage and expense, claims, costs, fines and penalties are caused by the gross negligence, (but not mere negligence) or willful misconduct of Lender, its employees, agents, directors or officers), including any loss of value of the real Property as a result of the foregoing. The Borrower's obligations under this Section 9.1(P) shall arise upon the discovery of the presence of any Hazardous Substances at the real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (vi) For purposes of Sections 8.1(AA), 9.1(P) and 9.2(Y), all references to real Property shall be deemed to include all of Borrower's right, title and interest in and to leased premises.

         (Q) Insurance. Maintain, at all times, insurance coverage in accordance with the provisions of Section 4.6.

         (R) Landlord Waivers. At Lender's request, promptly cause to be executed and delivered to Lender landlord waivers for any and all future leased locations.

         (S) Rental Reports. Deliver to Lender on a monthly basis reports on any and all Rentals which are in excess of forty-five (45) days past due.

         9.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

         (A) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with any Person, except a consolidation or merger involving only Borrower and one or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person.

         (B) Loans. Make, or permit any Subsidiary to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business and other than previously disclosed in writing to Lender) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees.

         (C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create incur or suffer to exist, any Indebtedness, except: (i) Obligations owing to Lender; (ii) Subordinated Debt; (iii) Indebtedness of any Subsidiary to Borrower; (iv) accounts payable to trade creditors which are not aged beyond normal business practices and current operating expenses (other than for Money Borrowed) which are not more than sixty
(60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless actively the same is actively contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by Borrower and its independent accountants; (v) Obligations to pay Rentals permitted by Section 9.2(W); (vi) Permitted Purchase Money Indebtedness and total unsecured Indebtedness incurred in connection with the purchase of fixed assets not to exceed the sum of $500,000 in the aggregate at any time outstanding; and (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

         (D) Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

         (E) Partnerships or Joint Ventures.

Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

         (F) Intentionally Omitted.

         (G) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection.

         (H) Limitation on Liens. Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Lender; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 9.1(A) hereof, but only if in Lender's judgment such Lien does not affect adversely Lender's rights or the priority of Lender's Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Lender;
(iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of Section 9.2(C) of this Agreement; (vii) reservations, exceptions, easements, rights of way, and other similar encumbrances affecting real Property, provided that, in Lender's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of Borrower's business; (viii) Liens securing Indebtedness of a Subsidiary to Borrower or another Subsidiary; (ix) such other Liens as appear on Exhibit 9.2(H) attached hereto; (x) Liens Securing the Senior Subordinated Note; and
(xi) such other Liens as Lender may hereafter approve in writing.

         (I) Subordinated Debt. Make, or permit any Subsidiary to make, any payment of any part or all of any Subordinated Debt in violation of the respective Subordination Agreement or voluntarily prepay any Subordinated Debt; or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity; or enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt.

         (J) Distributions. Declare or make, or permit any Subsidiary to declare or make, any Distributions; provided, however, that if Borrower elects Section 1362 of the Internal Revenue Code of 1986 to have the provisions of Subchapter S of the IRC apply to Borrower and its shareholder[s], then for so long as no Event of Default exists, Borrower may make cash Distributions to its shareholders equal to the federal and state income taxes payable by them on taxable income of Borrower based on the maximum statutory rate applicable to the individual shareholder[s] for the applicable tax year plus the individual alternative minimum tax attributable solely to the inclusion of such taxable income of Borrower in the individual tax return of such shareholder[s].

         (K) Subsidiaries. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Lender has consented.

         (L) Capital Expenditures. Make Capital Expenditures in any Fiscal Year (including, without limitation, by way of capitalized leases) in excess of sums equal to (1) the lesser of (a) 50% of projected EBITDA (as defined under GAAP) for such Fiscal Year as set forth in the Projections for such Fiscal Year or (b) 60% of actual EBITDA (as defined under GAAP) for the preceding Fiscal Year as set forth in the audited financial statements of Borrower and its Subsidiaries as at the end of such Fiscal Year plus (2) the proceeds received by Borrower with respect to any equity contribution made to Borrower or any Subordinated Debt, to the extent not utilized in any prior Fiscal Year for Capital Expenditures.

         (M) Business Locations. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Exhibit 4.5 hereto, except upon at least sixty (60) days prior written notice to Lender and after the delivery to Lender of financing statements, if required by Lender, in form satisfactory to Lender to perfect or continue the perfection of Lender's Lien and security interest hereunder.

         (N) Change of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes and operations.

         (O) Disposition of Assets. Sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business, (ii) a transfer of Property to Borrower by a Subsidiary or (iii) dispositions expressly authorized by this Agreement.

         (P) Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on
Exhibit 8.1(B) attached hereto.

         (Q) Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

         (R) Use of Lender's Name. Without the prior written consent of Lender, use the name of Lender or the name of any Affiliates of Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

         (S) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

         (T) Restricted Investment. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

         (U) Fiscal Year. Change, or permit any Subsidiary to change, its Fiscal Year, or permit any Subsidiary to have a Fiscal Year different from that of Borrower.

         (V) Stock of Subsidiary, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except in connection with a transaction permitted under Section 9.2(A), or permit any Subsidiary to issue any additional shares of its capital stock except director's qualifying shares.

         (W) Leases. Unless Borrower has raised at least $8,000,000 in the aggregate subsequent to the Closing Date in IPO Equity, become a lessee under any operating lease of Property if the aggregate Rentals payable during any future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrower is then lessee would exceed sixteen percent (16%) of total net sales during such period based upon Borrower's reasonable projections for the same period.

         (X) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

         (Y) Compliance with Environmental Laws. (a) Use any of the real Property or any portion thereof for the handling, processing or storage of Hazardous Substances except in compliance with Environmental Laws, (b) use any of the real Property or any portion thereof for the disposal of Hazardous Substances, (c) cause or permit to be located on any of the real Property any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with Environmental Laws, (d) generate any Hazardous Substances on any of the real Property except in compliance with Environmental Laws, (e) conduct any activity at any real Property or use any real Property in any manner so as to cause a Release or threatened Release of Hazardous Substances on, upon or into the real Property except in compliance with Environmental Laws, or (f) otherwise conduct any activity at any real Property or use any real Property in any manner that would violate any Environmental Law or bring such real Property in violation of any Environmental Law.

         9.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

         (A) Minimum Adjusted Tangible Net Worth. Maintain at the end of each month a Minimum Adjusted Tangible Net Worth of not less than $10,500,000 during the Fiscal Year ended March 31, 1999, which amount shall be increased by $250,000 on the last day of such Fiscal Year and on the last day of each Fiscal Year thereafter.

         (B) Cash Flow. Achieve Cash Flow of not less than $250,000 at the end of each fiscal quarter with respect to the four fiscal quarters then ended as of the last day of such fiscal quarter.

SECTION  10.      CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender will not make any Loan under Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Lender and its counsel:

         10.1. Documentation. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

         (A) A copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

         (B) Good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification and where the failure to so qualify would have a material adverse effect on the Borrower;

         (C) A closing certificate signed by the President and Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

         (D) Reaffirmation of each holder of Subordinated Debt with respect to the terms and conditions of each Subordination Agreement;

         (E) The favorable, written opinion of Reed, Smith, Shaw & McClay, counsel to Borrower, as to the transactions contemplated by this Agreement and any of the other Loan Documents, to be substantially in the form of Exhibit 10.1(E) attached hereto;

         (F) Copies of the resolutions in form and substance reasonably satisfactory to it, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note, and the Other Agreements on behalf of Borrower;

         (G) Reaffirmation of each Guaranty Agreement; and

         (H) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

         10.2. Other Conditions. The following conditions have been and shall continue to be satisfied, in the commercially reasonable discretion of Lender acting in good faith:

         (A) No Default or Event of Default shall exist;

         (B) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

         (C) Intentionally Omitted.

         (D) All instruments and documents required hereby or relating to the Borrower's capacity and authority to execute the Loan Documents relating thereto and such other agreements, instruments, certificates, opinions and assurances as Lenders may reasonably request, and all procedures in connection herewith would be subject to Lender's approval and the approval of Lenders' counsel as to form and substance;

         (E) Lender's field examiners shall have completed examinations of the books and records of Borrower and of the Collateral and the results of such examinations shall be reasonably satisfactory to Lender;

SECTION  11.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         11.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

         (A) Payment of Note. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Note within ten (10) days after the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

         (B) Payment of Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Note within ten (10) days written notice of the due date thereof (whether due at stated maturity, upon acceleration or otherwise).

         (C) Misrepresentations. Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or Guarantor or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been materially false or misleading in any material respect when made or furnished.

         (D) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 4.3, 4.4, 4.5, 4.6, 6.2, 9.1(A), 9.1(F), 9.1(J), 9.1(N), 9.2 or 9.3 of this Agreement or (ii) any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this
Section 11.1) and the breach of such other covenant is not cured to Lender's satisfaction within fifteen (15) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect becomes known to any officer of Borrower.

         (E) Default Under Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements or any of the Security Documents and such default shall continue beyond any applicable period of grace.

         (F) Other Defaults. There shall occur any default on the part of Borrower (including specifically, but without limitation, due to non-payment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any material Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

         (G) Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or sale, lease or encumbrance of any of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

         (H) Insolvency, etc. Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than thirty (30) days), or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

         (I) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation; and, as to all of the foregoing, the same shall have a material adverse effect on Borrower.

         (J) Change of Management. William A. Teitelbaum shall cease to be employed on a full-time basis as Borrower's chief executive officer and a suitable replacement of comparable experience and ability shall not have been employed in his place within ninety (90) days of his departure.

         (K) ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

         (L) Litigation. Borrower or any Guarantor, or any Affiliate of either, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this

Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

         (M) Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in material default under the terms thereof.

         (N) Criminal Forfeiture. Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower or any Guarantor.

         (O) Judgments. Any money judgment, writ of attachment or similar process is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien.

         11.2. Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.4(A) hereof, upon or at any time after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Lender, whether under this Agreement, or any of the other Loan Documents or otherwise, shall, at the option of Lender and without notice or demand by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations.

         11.3. Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

         (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

         (B) The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

         (C) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its reasonable discretion, may deem advisable. Borrower agrees that ten (10) days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

         (D) Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

         (E) The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and reasonable attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

         11.4. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.

SECTION  12.      MISCELLANEOUS

         12.1. Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

         (A) At such time or times upon or after the occurrence of an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control; and

         (B) At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's Obligations under this Agreement.

         12.2. Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision of this Agreement, the obligation of Borrower under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

         12.3. Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents or any of the Obligations, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder so long as Lender shall, at all times, remain as lead lender, administrative agent and collateral agent under this Agreement.

         12.4. Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender or any Participating Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; or (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (D) any attempt to enforce any rights of Lender or any Participating Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or
(E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all reasonable expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender or to such Participating Lender, as the case may be, and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Lender or the value or net worth of Lender's capital stock) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

         12.5. Indulgences Not Waivers. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default or an Event of Default by Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

         12.6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12.7. Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify Section 12.3 hereof.

         12.8. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.6 of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         12.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         12.10. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer back received, addressed as follows:

(A)        If to Lender:                Fleet Capital Corporation
                                        200 Glastonbury Boulevard
                                        Glastonbury, Connecticut 06033
                                        Attention:  Northeast Loan
                                                     Administration Manager
                                        Telephone:        (203) 659-3200
                                        Telecopier:       (203) 657-7759
           with a copy to:              Hahn & Hessen
                                        350 Fifth Avenue
                                        New York, New York 10118
                                        Attention: Daniel J. Krauss, Esq.
                                        Telephone:  (212) 736-1000
                                        Telecopier: (212) 594-7167

(B)        If to Borrower:              National Record Mart, Inc.
                                        507 Forest Avenue
                                        Carnegie, Pennsylvania 15106
                                        Attention: Theresa Carlise
                                        Telephone:  (412) 276-6200
                                        Telecopier: (412) 276-6201

           with a copy to               Reed Smith Shaw & McClay LLP
                                        435 Sixth Avenue
                                        Pittsburgh, Pennsylvania 15219
                                        Attention:  Robert Morris, Esq.
                                        Telephone:  (412) 288-3131
                                        Telecopier: (412) 288-3063

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.10; provided, however, that any notice, request or demand to or upon Lender pursuant to Sections 2.3 or 3.4 shall not be effective until received by Lender. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date such notice is actually received by the noticed party.

         12.11. Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         12.12. Demand Obligations. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Lender's requiring payment of such Obligations.

         12.13. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         12.14. Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

         12.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

         12.16. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

         12.17. WAIVERS BY BORROWER. EXCEPT TO THE EXTENT OTHERWISE PROVIED IN THIS AGREEMENT, BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE
COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE LENDER TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING LENDER FROM ANY LOSS OR DAMAGE LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (vi) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, this Agreement has been duly executed in New York, New York, on the day and year specified at the beginning hereof.

                                      NATIONAL RECORD MART, INC.
                                      ("Borrower")


                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:




                                      FLEET CAPITAL CORPORATION
                                      ("Lender")


                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:

                                LIST OF EXHIBITS

Exhibit A-1              Junior Subordinated Notes
Exhibit A-2              Senior Subordinated Notes
Exhibit 4.5              Location of Collateral
Exhibit 8.1.(A)          Authorization To Do Business - Jurisdictions
Exhibit 8.1.(B)          Corporate Names
Exhibit 8.1.(H)          Patents, Trademarks, Copyrights and Licenses
Exhibit 8.1.(I)(i)       Capital Structure of Borrower
Exhibit 8.1.(I)(ii)      Shareholder Agreements
Exhibit 8.1.(K)          Contracts Restricting Borrower's Right to Incur Debts
Exhibit 8.1.(L)          Litigation
Exhibit 8.1.(P)          Pension Plans
Exhibit 8.1.(R)          Labor Contracts
Exhibit 8.1.(W)          Service of Process Locations
Exhibit 8.1.(Y)(i)       Capitalized Leases
Exhibit 8.1.(Y)(ii)      Operating Leases
Exhibit 8.1.(AA)(b)      Environmental Compliance
Exhibit 8.1.(AA)(c)      Hazardous Substances
Exhibit 9.2(H)           Permitted Liens
Exhibit 10.1(E)          Form of Opinion of Counsel